                                                                    EXHIBIT 99.1


[TMNG GLOBAL LOGO]


CONTACT:

THE MANAGEMENT NETWORK GROUP, INC.        OR         BRAINERD COMMUNICATORS
Janet Hall                                           Corey Kinger (Investors)
Janet.Hall@tmng.com                                  kinger@braincomm.com
800.876.5329                                         Olga Shmuklyer (Media)
                                                     shmuklyer@braincomm.com
                                                     212.986.6667


              TMNG REPORTS 2005 FOURTH QUARTER AND YEAR-END RESULTS


OVERLAND PARK, KS -- FEBRUARY 16, 2006 -- The Management Network Group, Inc. (Nasdaq: TMNG), a leading provider of management consulting services to the global communications industry, today reported financial results for its 2005 fourth quarter and year ended December 31, 2005.

Revenue in the fourth quarter of 2005 was $6.2 million, comparable with revenue of $6.2 million in the fourth quarter of 2004. During the quarter, gross margin was 50.4%, compared with 47.2% in the fourth quarter of 2004. TMNG reported a net loss of $1.8 million, or $0.05 on a diluted share basis for the fourth quarter of 2005, compared with a net loss of $1.2 million, or $0.03 per diluted share in last year's fourth quarter. Prior year fourth quarter net loss included a legal settlement gain and real estate restructuring charges.

Revenue for the year ended December 31, 2005 increased 28.2% to $30.4 million, compared with $23.7 million in 2004. Gross margin improved to 50.8% in 2005, compared with 47.2% in 2004. Net loss for 2005 was $2.3 million, or $0.07 per diluted share, compared with a net loss of $8.7 million or

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$0.25 per diluted share in 2004, which included a $2.3 million or $0.07 per diluted share loss from discontinued operations, along with a legal settlement gain and real estate restructuring charges.

The company ended the fourth quarter and year with a strong cash and short-term investments position of $49.7 million, working capital of $52.6 million, virtually no long-term debt, and stockholders' equity of $66.1 million.

"Along with our improved performance in 2005, we were able to make strategic investments which we believe position TMNG to take advantage of the burgeoning markets in converged global communications, media and entertainment," said Rich Nespola, TMNG Chairman and CEO. "With 28% revenue growth in 2005 and firm gross margins despite the traditional seasonal weakness of the fourth quarter, we believe we are clearly heading in the right direction. We strengthened our go-to-market offerings targeted to wireless, Internet Protocol migration and cable with key investments in our business offerings and the executives to drive them. These investments, while impacting bottom-line performance near-term, place us in an improved position to drive future growth and profitability which are our key priorities."

"As we enter 2006 we are helping companies across the convergence spectrum -- in communications, technology, and media content -- evaluate new business cases, develop new market models and delivery platforms," Mr. Nespola continued. "We are also pursuing attractive managed services opportunities in wireless and IP network migration, and we continue to play a vital role in helping newly combined communications players manage network integration challenges. In short, in 2006 we expect to drive the benefits of leveraging strong relationships, new partnerships, and our unmatched expertise into continued growth for our company and our shareholders."

CONFERENCE CALL

TMNG will host a conference call at 5:00 p.m. ET today to discuss 2005 fourth quarter and year-end results. Investors can access the conference call via a live webcast on the company's website, www.tmng.com, or by dialing 877-297-4509, passcode 6988950. A replay of the conference call will be archived on the company's website for one week. Additionally, a replay of the call will be available by dialing 877-519-4471, passcode 6988950, through February 24, 2005.

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ABOUT TMNG

The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of professional services to the converging communications industry and the financial services firms that support it. With more than 400 consultants worldwide, TMNG's clients include communications service providers, media and technology companies, and financial services firms. Founded in 1990, TMNG has provided strategic and management consulting, as well as managed services, to more than 1000 clients worldwide, including all the Fortune 500 telecommunications companies. The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New York, Denver, Dallas, and Washington, DC. TMNG can be reached at 1.888.480.TMNG (8664) or online at http://www.tmng.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future business, revenues or profitability are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company's services, and technological advances and competitive factors in the markets in which the Company competes. These risks and uncertainties are described in detail from time to time in TMNG's filings with the Securities and Exchange Commission.



                     (Please see attached financial tables)



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                       THE MANAGEMENT NETWORK GROUP, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      QUARTER ENDED                           YEAR ENDED
                                            -----------------------------------   -----------------------------------
                                            December 31, 2005   January 1, 2005   December 31, 2005   January 1, 2005
Revenues .................................       $ 6,237            $ 6,195             $30,378           $23,704
Cost of services:
  Direct cost of services ................         3,075              3,226              14,834            12,319
  Equity related charges .................            19                 48                 100               205
                                                 -------            -------             -------           -------
    Total ................................         3,094              3,274              14,934            12,524

Gross profit .............................         3,143              2,921              15,444            11,180

Operating expenses:
  Selling, general and administrative ....         5,060              3,560              17,976            15,358
  Legal settlement .......................                           (1,294)                               (1,294)
  Real estate restructuring ..............                            1,545                  75             1,545
  Equity related charges .................           170                182                 618               958
  Depreciation and amortization ..........           200                377                 822             1,671
                                                 -------            -------             -------           -------
    Total ................................         5,430              4,370              19,491            18,238
                                                 -------            -------             -------           -------

Loss from continuing operations ..........        (2,287)            (1,449)             (4,047)           (7,058)

Other income, net ........................           521                243               1,758               688
                                                 -------            -------             -------           -------

Loss from continuing operations before
  income tax provision ...................        (1,766)            (1,206)             (2,289)           (6,370)

Income tax provision .....................            (5)                (2)                (36)              (49)
                                                 -------            -------             -------           -------

Loss from continuing operations ..........        (1,771)            (1,208)             (2,325)           (6,419)

Net loss from discontinued operations ....                                                                 (2,276)
                                                 -------            -------             -------           -------

Net loss .................................       $(1,771)           $(1,208)            $(2,325)          $(8,695)
                                                 =======            =======             =======           =======

Loss from continuing operations per
  common share
  Basic and diluted ......................       $ (0.05)           $ (0.03)            $ (0.07)          $ (0.18)
                                                 =======            =======             =======           =======
Net loss from discontinued operations
  per common share
  Basic and diluted ......................                                                                $ (0.07)
                                                                                                          =======
Net loss per common share
  Basic and diluted ......................       $ (0.05)           $ (0.03)            $ (0.07)          $ (0.25)
                                                 =======            =======             =======           =======
Shares used in calculation of net
  loss per common share
  Basic and diluted ......................        35,476             34,716              35,175            34,619
                                                 =======            =======             =======           =======

                       THE MANAGEMENT NETWORK GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)





                                     ASSETS


                                                       December 31, 2005    January 1, 2005

CURRENT ASSETS:
  Cash and cash equivalents                                  $10,951             $10,882
  Short-term investments                                      38,700              41,300
  Receivables, net                                             6,149               6,178
  Refundable income taxes                                        117                 769
  Other assets                                                 1,262               1,176
                                                             -------             -------
    Total current assets                                      57,179              60,305
GOODWILL                                                      13,365              13,365
INTANGIBLES, net                                               1,651                 487
PROPERTY & EQUIPMENT, net                                        900                 896
OTHER ASSETS                                                     454                 300
                                                             -------             -------
TOTAL ASSETS                                                 $73,549             $75,353
                                                             =======             =======


        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Trade accounts payable                                      $ 1,025             $   845
 Accrued liabilities and other                                 3,562               4,339
                                                             -------             -------
    Total current liabilities                                  4,587               5,184
NONCURRENT LIABILITIES                                         2,819               3,422
STOCKHOLDERS' EQUITY                                          66,143              66,747
                                                             -------             -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $73,549             $75,353
                                                             =======             =======


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